                                                                    EXHIBIT 10.1

                                AVENUE A, INC.

                           SHARE PURCHASE AGREEMENT

     THIS SHARE PURCHASE AGREEMENT (this "Agreement"), is effective as of ______ _, 1998, by and between Avenue A, Inc. (the "Company"), a Washington corporation, and the undersigned purchaser of the Company's Series A Preferred Stock (the "Shareholder").

                                    RECITAL

     The Shareholder desires to purchase shares of the Company's Series A Preferred Stock upon the terms and conditions below.

                                   AGREEMENT

1.   Sale and Purchase of Shares

     Subject to the terms and conditions of this Agreement, the Shareholder agrees to purchase from the Company, and the Company agrees to sell to the Shareholder, 903,614 shares of the Series A Preferred Stock of the Company (the "Shares", and as described on Schedule 1 and as further defined below) at a purchase price of $0.83 per share. In connection with the execution of this Agreement, the Shareholder has delivered to the Company a check in the amount of the aggregate purchase price, receipt of which is hereby acknowledged by the Company. The sale and transfer of the Shares shall be effective no later than August 7, 1998. "Shares" shall be defined as the purchased Shares and all securities received in replacement of or in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser's ownership of the Shares.

2.   Disposition Prohibited

     The Shareholder shall not dispose of any of his, her or its Shares except as permitted by this Agreement, and any such attempted disposition shall be void and shall not be recognized or registered upon the books of the Company. The term "dispose" includes, but is not limited to, the acts of selling, assigning, transferring, pledging, encumbering, giving away, devising, and any other form of conveying, including conveyances caused by marital separation, divorce, receivership, or bankruptcy, whether voluntary or involuntary or by operation of law.

3.   Right of First Refusal

     3.1  Restriction

     Before any Shares held by the Shareholder or any transferee of the Shareholder (either being sometimes referred to as the "Holder") may be sold or otherwise disposed of (as defined above but excluding transfers described in and governed by Section 4), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 3 (the "Right of First Refusal").

     3.2  Notice of Proposed Transfer

     The Holder of the Shares shall deliver to the Company a written notice (the "Notice") stating: (a) the Holder's bona fide intention to sell or otherwise transfer such Shares; (b) the name and address of any proposed purchaser or other transferee ("Proposed Transferee"); (c) the number of Shares to be transferred; and (d) the terms and conditions of any proposed sale or transfer, including the proposed purchase price for the Shares to be transferred (the "Offered Price").

     3.3  Exercise of Right of First Refusal

     At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all or any portion of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection 3.4 below.

     3.4  Purchase Price

     The purchase price ("Purchase Price") for the Shares purchased by the Company or its assignee(s) under this Section 3 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

     3.5  Payment

     Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check or wire transfer of immediately available funds), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

     3.6  Holder's Right to Transfer

     If any of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in Section 3.3 then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within ninety (90) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee and any spouse executes an endorsement in the form attached as Exhibit A, acknowledging that the provisions of this Agreement shall continue to apply to the Shares in the hands of such Proposed Transferee (an "Endorsement"). If the Shares are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

     3.7  Exception for Certain Family Transfers

     Notwithstanding anything to the contrary in this Section 3, the transfer of any or all of the Shares during the Shareholder's lifetime or on the Shareholder's death by will or intestacy to the Shareholder's Immediate Family or a trust for the benefit of the Shareholder's Immediate Family shall be exempt from the provisions of this Section 3. "Immediate Family" as used herein shall mean the Shareholder's spouse (except in the case of divorce), father, mother, brother, sister or children or an entity in which all beneficial ownership interests are held by the Shareholder, any of the aforementioned persons or any other such entity. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Agreement, shall execute an Endorsement and there shall be no further transfer of such Shares except in accordance with the terms of this Agreement.

4.   Involuntary Transfer

     4.1  Company's Right to Purchase upon Involuntary Transfer

     In the event, at any time after the date of this Agreement, of any transfer by operation of law or other involuntary transfer (including death, divorce, legal separation or bankruptcy, but excluding a transfer to Immediate Family as set forth in

Section 3.7 above) of all or a portion of the Shares by the Holder, the Company or its assignee(s) shall have an option to purchase all of the Shares transferred at the greater of the purchase price paid by the Holder for such Shares or the Fair Market Value (as defined below) of the Shares on the date of transfer. The Holder or the Holder's executor shall promptly notify the Secretary of the Company in writing of such involuntary transfer. The right to purchase such Shares shall be provided to the Company or its assignee(s) for a period of thirty (30) days following receipt by the Company of such written notice. In the event that the proposed transfer is required by the order, judgment or decision of a court, arbitrator or other third party, the Holder or the Holder's executor shall notify such court, arbitrator or other third party of the Company's rights under this Section 4.1.

     4.2  Price for Involuntary Transfer

     For purposes of this Agreement, the "Fair Market Value" of the Shares shall be defined as the value of the Shares as determined by the Board of Directors of the Company, which value reflects the then-current value of the Shares in terms of present earnings and future prospects of the Company. The Company shall notify the Holder or the Holder's executor of the Fair Market Value within thirty (30) days after receipt by it of written notice of the proposed transfer of Shares. However, if the Holder or the Holder's executor does not agree with the valuation as determined by the Board of Directors of the Company, the Holder or the Holder's executor shall be entitled to have the valuation determined by an independent appraiser to be mutually agreed upon by the Company and the Holder or the Holder's executor and whose fees shall be borne equally by the Company and the Holder or the Holder's estate.

5.   Assignment of Company Rights

     The rights of the Company to purchase any part of the Shares may be assigned in whole or in part to any Shareholder or Shareholders of the Company or other persons or organizations.

6.   Restrictions Binding on Transferees

     All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement. Any sale or transfer of the Shares shall be void unless the provisions of this Agreement are met.

7.   Termination of Rights

     This Agreement shall terminate upon the closing of the first sale of Common Stock of the Company to the general public (an "Initial Public Offering") under a registration statement declared effective under the Securities Act of 1933, as amended (the "Securities Act") or any successor statute. Upon termination of this Agreement, a new certificate or certificates representing the Shares shall be issued, on request, without the second paragraph of the legend required by
Section 9.1 and delivered to the Shareholder.

8.   Representations, Warranties and Covenants of the Shareholder

     The Shareholder represents, warrants and covenants to the Company that:

     8.1  No Sale or Distribution; Investigation

     The Shareholder is purchasing the Shares for the Shareholder's own personal account for investment and not with a view to the sale or distribution of all or any part of the Shares. No one other than the Shareholder has any beneficial interest in the Shares. The Shareholder has had full opportunity to ask questions and receive answers concerning the Shares and the financial condition of the Company.

     8.2  Authority; Binding Agreement

     The Shareholder has the full legal right, power and authority to enter into and to perform this Agreement. This Agreement constitutes the Shareholder's valid and binding obligation, enforceable against the Shareholder in accordance with its terms.

     8.3  No Registration of Shares; Restricted Securities

     The Shareholder understands that the Shares have not been registered under the Securities Act by reason of a specific exemption, which exemption depends upon, among other things, the bona fide nature of the Shareholder's investment intent as expressed here. The Shareholder understands that the Shares are characterized as "restricted securities" under the federal securities laws because they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Shareholder represents that he, she or it is familiar with Rule 144 and Rule 701 under the Securities Act, as presently in effect, and understands the resale limitations imposed by the Securities Act.

     8.4  Sophistication

     Such Shareholder, either alone or with the assistance of his, her or its professional advisor, is a sophisticated investor, is able to fend for his, her or itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of the prospective investment in the Shares.

     8.5  Suitability

     The investment in the Shares is suitable for such Shareholder based upon his, her or its investment objectives and financial needs, and such Shareholder has adequate net worth and means for providing for his, her or its current financial needs and contingencies and has no need for liquidity of investment with respect to the Shares. Such Shareholder's overall commitment to investments that are illiquid or not readily marketable is not disproportionate to his, her or its net worth, and investment in the Shares will not cause such overall commitment to become excessive.

     8.6  Professional Advice

     Such Shareholder has obtained, to the extent he, she or it deems necessary, his, her or its own professional advice with respect to the risks inherent in the investment in the Shares, the condition of the Company and the suitability of the investment in the Shares in light of such Shareholder's financial condition and investment needs.

     8.7  Ability to Bear Risk

     Such Shareholder is in a financial position to purchase and hold the Shares and is able to bear the economic risk and withstand a complete loss of his, her or its investment in the Shares.

     8.8  Residency

     For purposes of the application of state securities laws, such Shareholder represents that he, she or it is a bona fide resident of, and/or is domiciled in, the state identified in the address for such Shareholder.

     8.9  Accreditation

     Such Shareholder is familiar with the term "accredited investor" and its use in connection with private placements of securities under applicable federal and state laws. Accordingly, such Shareholder represents and warrants that he, she or it is an accredited investor as such term is defined in Rule 501(a) under the Act and as defined pursuant to the provisions of state securities laws applicable to such Shareholder providing for an exemption from registration or qualification of the offer and sale of the Shares.

9.   Restrictive Legends and Stop-Transfer Orders

     9.1  Restrictive Legend

     The Secretary of the Company shall endorse all certificates representing Shares owned by the Shareholder and all certificates representing Shares issued or transferred after this Agreement is entered into with the following legend:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE LAW, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (a) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (b) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (c) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

          THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

     9.2  Stop Transfer Order; No Transfer in Violation of Agreement

     The Shareholder agrees that, in order to ensure compliance with this Agreement's restrictions, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company shall not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

10.  Miscellaneous

     10.1 Entire Agreement; Specific Enforcement; Severability

     This Agreement is the entire agreement of the parties regarding its subject matter and supersedes all prior written or oral communications or agreements. The Shareholder expressly agrees that the Company and the other shareholders will be irreparably damaged if this Agreement is not specifically enforced.
Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by the Shareholder, the Company shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions of this Agreement. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part of this Agreement.

     10.2 Notices

     Notices given pursuant to this Agreement shall be deemed duly given on the date of personal delivery, on the date sent by fax or three days after mailing if mailed by certified or registered mail, return receipt requested, postage prepaid, to the party at its address on the signature page below or such other address of which the addressee may subsequently notify the other parties in writing.

     10.3 Expenses

     Except as specifically provided to the contrary, each party shall pay his, her or its own expenses incurred in connection with this Agreement or any transactions contemplated by this Agreement.

     10.4 Governing Law

     This Agreement and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the state of Washington applicable to the construction and enforcement of contracts wholly executed and performed in Washington.

     10.5 Counterparts

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.6 Amendments; Waivers

     Neither this Agreement nor any provision may be amended except by written agreement signed by the parties. No waiver of any breach or default shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

     AVENUE A, INC.

     By:         /s/ Eric A. Moen
        ------------------------------------
     Name:       Eric A. Moen
     Title:      Secretary

     Company address: Avenue A, Inc.
                      1100 Olive Way
                      Suite 1270
                      Seattle, WA 98101
                      Attention:  Eric A. Moen



     SHAREHOLDER

     Signature:  ____________________________________
     Name:       ____________________________________

     Address:    ____________________________________
                 ____________________________________

                                AVENUE A, INC.

                           SHARE PURCHASE AGREEMENT

                               CONSENT OF SPOUSE
                               -----------------


     I, ____________________, spouse of ________________________, have read and approve the foregoing Share Purchase Agreement (the "Agreement"). In consideration of the terms and conditions as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the amendment of or the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in the Agreement or any Shares issued pursuant thereto under the community property laws of the state of Washington or similar laws relating to marital property in effect in the state of our residence as of the date of the Agreement. I have been informed of my right to obtain independent legal counsel concerning this Agreement and the rights and obligations provided for in this Agreement, and by execution of this Agreement, acknowledge having either obtained such independent counsel or having waived the same.

                                       Date:______________________________



                                       ___________________________________
                                              (Signature)

                                       ___________________________________
                                              (Printed Name)

                                  Schedule A

                 Original Issuances of Series A Preferred Stock


                                       No. of
                                       Shares                            Aggregate Purchase
              Name                    Purchased           Date                 Price
---------------------------------------------------------------------------------------------
Eric E. Dillon                            200,000            7/17/98              $166,000.00
---------------------------------------------------------------------------------------------
Nicholas S. Eitel                          60,241            7/17/98              $ 50,000.03
---------------------------------------------------------------------------------------------
Charles Kellogg                            40,160            7/17/98              $ 33,332.80
---------------------------------------------------------------------------------------------
Gaylord M. Kellogg                        120,482            7/17/98              $100,000.06
---------------------------------------------------------------------------------------------
Louise M. Kellogg                          40,160            7/17/98              $ 33,332.80
---------------------------------------------------------------------------------------------
Matthew Kellogg                            40,160            7/17/98              $ 33,332.80
---------------------------------------------------------------------------------------------
Paul and Maureen Pigott                   120,482            7/17/98              $100,000.06
---------------------------------------------------------------------------------------------
Vernon L. Vennes                           60,241            7/17/98              $ 50,000.03
---------------------------------------------------------------------------------------------
Timothy Flaherty                           60,241            7/17/98              $ 50,000.03
---------------------------------------------------------------------------------------------
Shamrock Trust                            120,482            7/17/98              $100,000.06
---------------------------------------------------------------------------------------------
Ronald J. Bland                            60,241            7/17/98              $ 50,000.03
---------------------------------------------------------------------------------------------
Raymond P. Dornbusch                      243,976            7/17/98              $202,500.08
---------------------------------------------------------------------------------------------
Thomas W. Moebius                          60,241            7/17/98              $ 50,000.03
---------------------------------------------------------------------------------------------
Tom A. Alberg                             120,482            7/28/98              $100,000.06
---------------------------------------------------------------------------------------------
Robert Collins                             61,000            7/28/98              $ 50,630.00
---------------------------------------------------------------------------------------------
Peter B. Kellner                          180,723            7/29/98              $150,000.09
---------------------------------------------------------------------------------------------
Stanton Reed Koch                          30,120             8/3/98              $ 24,999.60
---------------------------------------------------------------------------------------------
Ruthann Lorentzen                          30,120             8/3/98              $ 24,999.60
---------------------------------------------------------------------------------------------
Pac-Fung Securities Ltd.                  189,500             8/3/98              $157,285.00
---------------------------------------------------------------------------------------------
Gentle Boss Investments Ltd.              180,750             8/3/98              $150,022.50
---------------------------------------------------------------------------------------------
King Ying Development Limited             120,500             8/3/98              $100,015.00
---------------------------------------------------------------------------------------------
Linco International Ltd.                   60,250             8/3/98              $ 50,007.50
---------------------------------------------------------------------------------------------
Yen Ji Ling                                 6,100             8/3/98              $  5,063.00
---------------------------------------------------------------------------------------------
Kenneth Sai Kit Chen                        6,000             8/3/98              $  4,980.00
---------------------------------------------------------------------------------------------
Cheung Chi Sing                             6,000             8/3/98              $  4,980.00
---------------------------------------------------------------------------------------------
Yip Po Chu                                  6,100             8/3/98              $  5,063.00
---------------------------------------------------------------------------------------------
Lee Ching Yin                               3,000             8/3/98              $  2,490.00
---------------------------------------------------------------------------------------------
Poon Tat Wing                               6,000             8/3/98              $  4,980.00
---------------------------------------------------------------------------------------------
Jiang Guangzhi                              6,000             8/3/98              $  4,980.00
---------------------------------------------------------------------------------------------
Daniel Kral                                11,976             8/3/98              $  9,940.08
---------------------------------------------------------------------------------------------

                                       No. of
                                       Shares                            Aggregate Purchase
              Name                    Purchased           Date                 Price
---------------------------------------------------------------------------------------------
U.S. Trust Company, N.A.,                  60,000             8/4/98              $ 49,800.00
 Trustee FBO John E. von
 Schlegell SEP-IRA Acct.
---------------------------------------------------------------------------------------------
Jeffrey Block                              60,241             8/6/98              $ 50,000.03
---------------------------------------------------------------------------------------------
Maureen Block                              60,241             8/6/98              $ 50,000.03
---------------------------------------------------------------------------------------------
Jeffrey P. Bezos                          903,614             8/7/98              $749,999.62
---------------------------------------------------------------------------------------------
Anne Dinning                              120,482             8/7/98              $100,000.06
---------------------------------------------------------------------------------------------
William and Emily Heston                   60,241            8/10/98              $ 50,000.03
---------------------------------------------------------------------------------------------
Cedar Grove Investments LLC               240,964            8/10/98              $200,000.12
---------------------------------------------------------------------------------------------
Keith Grinstein                           120,482            8/10/98              $100,000.06
---------------------------------------------------------------------------------------------
John P. Galgon                             78,313            8/10/98              $ 64,999.79
---------------------------------------------------------------------------------------------
Jeff J. Lehman                             18,072            8/10/98              $ 14,999.76
---------------------------------------------------------------------------------------------
Uri Silberstein                            12,048            8/10/98              $  9,999.84
---------------------------------------------------------------------------------------------
Anna R. Collins                            12,048            8/10/98              $  9,999.84
---------------------------------------------------------------------------------------------

                                   EXHIBIT A

                                AVENUE A, INC.

                           SHARE PURCHASE AGREEMENT

                                  ENDORSEMENT
                                  -----------

     The undersigned, a Shareholder of Avenue A, Inc. (the "Company"), and his or her spouse hereby agree to the terms and conditions of the Share Purchase Agreement dated as of ____________________, 1998 originally entered into by and among the Company and the other party listed on the signature page and acknowledge receipt of a copy of such Agreement and agree to be bound as a Shareholder.


--------------------------                --------------------------------------
(Signature of Shareholder)                (Signature of Spouse)


--------------------------                --------------------------------------
(Printed Name)                            (Printed Name)


--------------------------                --------------------------------------
(Date)                                    (Date)

                                   EXHIBIT B

                                AVENUE A, INC.

                           SHARE PURCHASE AGREEMENT

                     ASSIGNMENT SEPARATE FROM CERTIFICATE
                     ------------------------------------

     FOR VALUE RECEIVED and pursuant to the Share Purchase Agreement between the undersigned ("Shareholder") and Avenue A, Inc. (the "Company") dated _____________________, 1998 (the "Agreement"), Shareholder hereby sells, assigns and transfers unto the Company ________________________________ (___________)
shares of the Series A Preferred Stock of the Company standing in Shareholder's name on the Company's books and represented by Certificate No. ________, and does hereby irrevocably constitute and appoint _______________________________ to transfer said stock on the books of the Company with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE EXHIBITS THERETO.

Dated:__________________________

                                    Signature:



                                    ____________________________________
                                    Shareholder



                                    ____________________________________
                                    Spouse


     Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its repurchase option set forth in the Agreement without requiring additional signatures on the part of Shareholder.

                                  SCHEDULE 1

2.8  Designation Of Rights And Preferences Of Series A Preferred Stock

     The Board of Directors of the Corporation hereby establishes a new series of preferred stock to be called "Series A Preferred Stock" consisting of 4,000,000 shares with the following rights, preferences and other terms:

     1.   Dividends.
          ---------

          (a) The holders of the Series A Preferred Stock shall be entitled to receive dividends, prior and in preference to any dividend on Common Stock, at the rate of $.05 per share of Series A Preferred Stock, per annum (as adjusted for any stock dividends, combinations or splits with respect to such shares), whenever funds are legally available and when and if declared by the Board of Directors. The dividends shall be non-cumulative and non-accruing.

          (b) No dividends (other than those payable solely in Common Stock) shall be paid on any Common Stock of the Corporation during any fiscal year of the Corporation until dividends in the total amount set forth above per share of Series A Preferred Stock per annum (as adjusted for any stock dividends, combinations or splits with respect to such shares) shall have been paid or declared and set apart during that fiscal year on the Series A Preferred Stock, and no dividends shall be paid on any share of Common Stock unless a dividend (including, for this purpose the amount of any dividends paid pursuant to the provisions of Subsection 1(a)) is paid with respect to all outstanding shares of Series A Preferred Stock in an amount for each such share of Series A Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series A Preferred Stock could then be converted.

     2.   Liquidation Preference.
          ----------------------

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock by reason of their ownership thereof, the amount of $.83 per share then held by them (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared but unpaid dividends on each such share. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders and the holders of any other class or series of preferred stock ranking on a parity with or senior to the Series A Preferred Stock of the full preferential amounts due to such holders, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and the holders of any other such class or series of preferred stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

          (b) After payment has been made to the holders of the Series A Preferred Stock and the holders of any other class or series of preferred stock of the full amounts to which they shall be entitled as provided in Section 2(a), the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of Common Stock in proportion to the shares of Common Stock then held by each.

          (c) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2, but shall be subject to the provisions of Section 5 hereof.

     3.   Voting Rights.
          -------------

          The holder of each share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law), voting together as a single class, and shall be entitled to notice of any stockholders' meeting in accordance with the By-laws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

     4.   Conversion Rights. The holders of the Series A Preferred Stock shall
          -----------------
have the conversion rights as follows:

          (a) Right to Convert: Each share of the Series A Preferred Stock shall
              ----------------
be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such shares, into one fully paid and nonassessable share of Common Stock (the "Series A Conversion Rate"), subject to adjustment as hereinafter provided.

          (b)  Automatic Conversion.
               --------------------

               1.   Initial Public Offering.  Each share of Series A Preferred
                    -----------------------
Stock shall automatically be converted into shares of Common Stock at the then-effective Series A Conversion Rate immediately upon the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the Corporation), (i) at a public offering price (prior to underwriter commissions and expenses) equal to or exceeding $5.00 per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares), and (ii) the aggregate proceeds to the Corporation (before deduction for underwriter commissions and expenses relating to the issuance, including without limitation fees of the Corporation's counsel) of which equal or exceed $5,000,000.

               2.   Stockholder Vote.  Each share of Series A Preferred Stock
                    ----------------
shall automatically be converted into shares of Common Stock at the then-effective Series A Conversion Rate upon the affirmative vote or written consent of holders of not less than two-thirds of the shares of Series A Preferred Stock outstanding at such time.

          (c)  Mechanics of Conversion.  Before any holder of Series A Preferred
               -----------------------
Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (d)  Adjustments to Conversion Prices for Combinations or Subdivisions
               -----------------------------------------------------------------
of Common Stock.  In the event that this Corporation at any time or from time to
---------------
time after the date of filing of this Designation shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire

Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series A Conversion Rate in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately and equitably decreased or increased, as appropriate.

          (e) No Impairment.  The Corporation will not, by amendment of its
              -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.

          (f) Certificates as to Adjustments.  Upon the occurrence of each
              ------------------------------
adjustment or readjustment of the Series A Conversion Rate pursuant to this
Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, as the case may be, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(i) such adjustments and readjustments, (ii) the applicable Series A Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Series A Preferred Stock.

          (g) Reservation of Stock Issuable Upon Conversion.  The Corporation
              ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Designation.

          (h) Fractional Shares.  No fractional shares shall be issued upon the
              -----------------
conversion of any share or shares of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

          (i) Adjustments.  Except under the circumstances set forth in Section
              -----------
5 below (in which case this subsection (i) shall not apply), in case of any reorganization or any reclassification of the capital stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation or corporations, or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series A Preferred Stock would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or conveyance, and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of such Series A Preferred Stock.

          5.  Merger, Consolidation.
              ---------------------

              (a)  At any time, in the event of:

               1. a consolidation or merger of the Corporation with or into any other corporation, or any other entity or person in which the stockholders of the Corporation hold in the aggregate less than one-half of the outstanding voting securities of the surviving entity after the merger,

               2. any corporate reorganization in which the stockholders of the Corporation hold in the aggregate less than one-half of the outstanding voting securities of the surviving entity after the merger,

              3. a sale of all or substantially all of the assets of the Corporation, or

              4. a reorganization of the Corporation as defined in Section 368(a)(1)(B) of the Internal Revenue Code of 1986 or in which more than fifty percent (50%) of the outstanding stock of the Corporation is exchanged (calculated on an as-converted to Common Stock basis), the holders of the Series A Preferred Stock, the holders of any other class or series of preferred stock hereafter created and issued and the holders of Common Stock shall be paid in cash or in securities received from the acquiring corporation or in a combination thereof, at the closing of any such transaction, amounts per share equal to the amounts per share which would be payable to such holders pursuant to Section 2 if all consideration received by the Corporation and its stockholders in connection with such event was distributed in a liquidation of the Corporation; provided, however, that if upon the occurrence of such event, the assets and funds thus available for distribution among the holders of the Series A Preferred Stock and the holders of any other class or series of preferred stock ranking on a parity with or senior to the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amounts due to them pursuant to Section 2 above, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and the holders of any other such class or series of preferred stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

          (b) Any securities to be delivered to stockholders pursuant to Section 5(a) above shall be valued as follows:

              (i) Securities not subject to investment letter or other similar restrictions on free marketability:

          1. If traded on a securities exchange, the value shall be deemed to be the average of the security's closing prices on such exchange over the 30-day period ending three (3) days prior to the closing;

          2. If actively traded over-the-counter, the value shall be deemed to be the average of the midpoints of the closing bid and ask prices over the 30-day period ending three (3) days prior to the closing, and

          3. If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of not less than a majority of the outstanding Series A Preferred Stock; and

               (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in (i)(1), (2) or
(3) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of not less than a majority of the outstanding Series A Preferred Stock.

               (iii) In the event of any dispute between the Corporation and the holders of Series A Preferred Stock regarding valuation issues as provided in this Section 5(b), such dispute shall be submitted to binding arbitration in accordance with the currently prevailing commercial arbitration rules of the American Arbitration Association. The decisions and awards rendered in such proceedings shall be final and conclusive and may be entered in any court having jurisdiction thereof.

          (c) The Corporation shall give each holder of record of Series A Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of said notices shall describe the material terms and conditions of the contemplated transaction as well as the terms and conditions of this Section 5, and the Corporation shall thereafter give such holders prompt notice of any material changes.

     6.   Amendment.  Any term relating to the Series A Preferred Stock may be
          ---------
amended and the observance of any term relating to the Series A Preferred Stock may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the vote or written consent of holders of at least a majority of the shares of the Series A Preferred Stock then outstanding and the Corporation. Any amendment or waiver so effected shall be binding upon the Corporation and any holder of shares of the Series A Preferred Stock.

     7.   Restrictions and Limitations.  As long as any shares of Series A
          ----------------------------
Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or consent as provided by law) of the holders of not less than a majority of the total number of shares of the Series A Preferred Stock then outstanding:

          (a) amend or repeal any provision of, or add any provision to, the Company's Restated Certificate of Incorporation or By-laws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock;

          (b) authorize, create or issue shares of any class or series of stock having any preference or priority superior to any such preference or priority of the Series A Preferred Stock;

          (c) increase or decrease (other than for decreases resulting from conversion of the Series A Preferred Stock) the number of authorized shares of Series A Preferred Stock; or

          (d)  amend this Subsection 7.

     8.   No Reissuance of Preferred Stock.  No share or shares of Series A
          --------------------------------
Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.